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                                                                  Exhibit 4.14

                               DATASCOPE CORP.

                            STOCK OPTION AGREEMENT
                            ----------------------


        Agreement, made as of the 22nd day of January, 1993 between DATASCOPE CORP. (the "Company"), a Delaware Corporation, and TRACY MOON (the "Optionee"), residing at 246 First Street, Suite 307, San Francisco, California 94105 (the "Agreement").

        Pursuant to an agreement dated November 25, 1992 between the Company and the Optionee (the "Consulting Agreement"), the Optionee has been serving and shall continue to serve the Company as a special projects consultant in the general field of industrial design for an indefinite period (the "Consulting Period"). In recognition of the consulting services provided by the Optionee under the terms of the Consulting Agreement, the Board of Directors of the Company on December 10, 1992 granted to the Optionee a stock option effective September 15, 1992 to purchase up to 700 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), subject to and upon the terms and conditions hereinafter set forth (the "Option").


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        Therefore, in consideration of the premises and other good and valuable consideration, the parties hereto have agreed as follows:

        1. (a) The price at which the Optionee shall have the right to purchase Shares under this Agreement is $22.375 per share, subject to adjustment as provided in Paragraph 4.

            (b) Unless the Option is previously terminated pursuant to this Agreement, the Option shall be exercisable: in four equal installments of 175 shares on the first, second, third and fourth anniversaries of the effective date of September 15, 1992, respectively. In no event shall any Shares be purchasable under this Agreement after September 14, 2002 (the "Expiration Date"). Except as provided in subparagraph (c) hereof, the Option shall cease to be exercisable on the date of the termination of the Consulting Period. For purposes of this Agreement, the Consulting Period will be deemed not to have terminated if the optionee is serving the Company as a director of the Company or as an executive officer or employee of the Company or of any of its subsidiaries.

            For purposes of this Agreement, a subsidiary of the Company is (i) a corporation in which the Company owns or controls, directly or indirectly, fifty percent (50%) or more of


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the outstanding shares of stock normally entitled to vote for the election of directors or (ii) a partnership of which the Company or a subsidiary of the Company is a general partner.

            (c) If the Consulting Period terminates and such termination is due to disability (as defined by the Board of Directors in its sole discretion) or to death, the Option shall be exercisable as provided in this subparagraph. The Optionee or, in the event of her disability, her duly appointed guardian or conservator or, in the event of her death, her duly appointed executor or administrator shall have the privilege of exercising the portion of the Option which is exercisable on the day on which the Consulting Period terminated, provided, however, that such exercise must be in accordance with the terms of this Agreement and within one (1) year of the Optionee's disability or death, as the case may be. In no event, however, shall the Optionee or her duly appointed guardian or conservator or her duly appointed executor or administrator, as the case may be, exercise the Option after the Expiration Date specified in subparagraph 1(b).

        2. Nothing contained herein shall be construed to confer on the Optionee any right to continue to provide consulting or other services to the Company or any subsidiary of the Company or to derogate from any right of the Company or any subsidiary thereof to terminate the Consulting Period.


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        3.  The Option shall not be sold, pledged, assigned or transferred in any manner except to the extent that the Option may be exercised as provided in subparagraph 1(c). The Option may be exercised, during the lifetime of the Optionee, only by the Optionee or by his legal representative in his behalf.

        4. (a) If the outstanding Shares of the Company are subdivided, consolidated, increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, capital adjustment or otherwise, or if the Company shall issue Shares as a dividend or upon a stock split, then the number and kind of shares subject to the unexercised portion of the Option and the exercise price of the Option shall be adjusted to prevent the inequitable enlargement or dilution of any rights hereunder, provided, however, that any such adjustment shall be made without change in the total exercise price applicable to the unexercised portion of the Option. Adjustments under this paragraph shall be made by the Board of Directors, whose determination shall be final and binding and conclusive. In computing any adjustment under this paragraph, any fractional share shall be eliminated. Nothing contained in this Agreement shall be construed to affect in any way the right or power of the Company to make any adjustment, reclassification, reorganization

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or changes to its capital or business structure or to merge or to consolidate or to dissolve, liquidate or transfer all or any part of its business or assets.

            (b) If in the event of the dissolution or liquidation of the Company, or in the event of a merger or consolidation in which (1) the Company is not the surviving corporation, and (2) the agreements governing such merger or consolidation do not provide for the issuance to the Optionee of a Substitute Option (as hereinafter defined) or the express assumption of this Option, the Optionee shall have the right immediately prior to the effective date of such merger, consolidation, dissolution or liquidation to exercise the Option in whole or in part, without regard to the installment provisions contained in subparagraph 1(b). In such event, the Company will mail or cause to be mailed to the Optionee a notice specifying the date on which holders of Shares shall be entitled to exchange their shares for securities or other property deliverable in connection with such merger, consolidation, dissolution or liquidation. Such notice shall be mailed at least ten (10) days prior to the date therein specified to the address of the Optionee specified on page 1 of this Agreement or to such other address as the Optionee delivers or transmits by registered or certified mail to the Treasurer of the Company at its principal office. In the event the Option is not exercised on or prior to

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the date specified therein, the Option and any rights hereunder shall terminate as of said date. For purposes of this Paragraph 4, a Substitute Option shall mean an option under which the Optionee has the right to purchase on substantially equivalent terms (as hereinafter defined) (in lieu of Shares), the stock, securities or other property he would have been entitled to receive upon the consummation of such merger or consolidation had he exercised the option immediately prior thereto. For purposes of the preceding sentence, substantially equivalent terms shall be those terms given approval by the Board of Directors in its sole discretion.

        5. The Option shall be exercised when written notice of such exercise, signed by the person entitled to exercise the Option, has been delivered or transmitted by registered or certified mail, to the Secretary of the Company at its principal office. Said written notice shall specify the number of Shares purchasable under the Option which such person then wishes to purchase and shall be accompanied by such documentation, if any, as may be required by the Company as provided in Paragraph 6 and (ii) payment of the aggregate option price. Such payment shall be in the form of (i) cash or a certified check (unless such certification is waived by the Company) payable to the order of the Company in the amount of the aggregate option price for such number of shares, (ii) certificates duly endorsed for transfer (with all transfer taxes paid or provided for) evidencing a

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number of shares of Common Stock of the Company of which the aggregate fair market value on the date of exercise is equal to the aggregate option exercise price of the shares being purchased, or (iii) a combination of these methods of payment. Delivery of said notice and such documentation shall constitute an irrevocable election to purchase the Shares specified in said notice and the date on which the Company receives said notice and documentation shall, subject to the provisions of Paragraphs 6 and 7, be the date as of which the Shares so purchased shall be deemed to have been issued. The person entitled to exercise the Option shall not have the right or status as a holder of the Shares to which such exercise relates prior to receipt by the Company of such payment, notice and documentation. For purposes of this Agreement, the "fair market value per share" of the shares on a given date shall be: (i) if the shares are listed on a registered securities exchange, the closing price per share of the shares on such date (or, if there was no trading on such exchange on such date, on the next preceding day on which there was trading); (ii) if the shares are not listed on a registered securities exchange but the bid and asked prices per share for the Shares are provided by NASDAQ, the National Quotation Bureau Incorporated or any similar organization, the average of the closing bid and asked price per share of the Shares on such date, (or, if there was no trading in the shares on such date, on the next preceding day on which there was trading) as provided by

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such organization; and (iii) if the shares are not traded on a registered securities exchange and the bid and asked prices per share of the Shares are not provided by NASDAQ, the National Quotation Bureau Incorporated or any similar organization, as determined in good faith by the Board of Directors of the Company.

        6. Anything in this Agreement to the contrary notwithstanding, in no event may the Option be exercisable if the Company shall, at any time and in its sole discretion, determine that (i) the listing, registration or qualification of any shares otherwise deliverable upon such exercise, upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities is necessary or desirable in connection with such exercise. In such event, such exercise shall be held in abeyance and shall not be effective unless and until such withholding, listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

        7. (a) The Optionee hereby acknowledges that the Shares which may be acquired pursuant to any exercise of the Option will not be registered under the Securities Act of 1933 (the "Act"), in part in reliance upon the exemption from the registration requirements of the Act afforded by Section 4(2) of the Act for transactions by an issuer not involving any public

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offering. The Optionee further acknowledges that the Company's reliance upon this exemption at the time of any exercise of the Option will be predicated upon the Optionee's representation at that time that such Shares are being acquired by her as an investment solely for her account and that she then has no intention of selling, pledging, transferring or otherwise distributing or disposing of all or any part of such Shares or any interest or participation therein except as permitted by the Act and the rules and regulations promulgated thereunder. The Optionee further acknowledges that, accordingly, the receipt by the Board of Directors of written representations to such effect is a condition precedent to the right to exercise the Option, in whole or in part.

            (b) The Optionee agrees that there will be no disposition of all or any part of the Shares acquired pursuant to any exercise of the Option or any interest or interests therein, unless and until such disposition has been registered under the Act or the Company receives an opinion of its counsel that registration under the Act is not required in connection with such disposition.

            (c) The Optionee agrees that upon any exercise of the Option, the transfer agent for the Shares acquired pursuant to such exercise will be instructed to place appropriate stop orders against the transfer of the Shares and that the

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certificate or certificates to be issued representing the Shares will conspicuously bear a legend substantially as follows:

         The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of an effective registration statement for the shares under the Securities Act of 1933 or an opinion of counsel to the Company that registration is not required under said Act.

           (d) The Optionee acknowledges that she is presently familiar with the Company's business, operations and financial condition. In this connection, the Company agrees that, upon the request of the Optionee, it will provide the Optionee with a copy of its then most recent Annual Report to Shareholders, its then most recent definitive Proxy Statement in connection with a meeting of its shareholders for the election of directors, its then most recent Annual Report on Form 10-K, and all Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed by the Company with the Securities and Exchange Commission subsequent to the filing of its then most recent Annual Report on Form 10-K.
In addition, the principal officers of the Company will be reasonably available to discuss with the Optionee the information contained in these documents.

        8. (a) In addition to the restrictions set forth in Paragraph 7, the Optionee shall not sell, transfer, pledge, hypothecate or otherwise dispose of any shares acquired upon the

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exercise of the Option or any interest therein for a period of seven (7) months following such exercise, without the prior written consent of the Company. In the event the Consulting Period terminates during the first six (6) months of such period for any reason, other than disability (as defined by the Board of Directors in its sole discretion) or death, then forthwith upon the occurrence of such termination, the Optionee, if requested by the Company, shall be required to sell to the Company all such Shares owned by her which are then subject to restriction under this subparagraph 8(a) for a price equal to the aggregate exercise price paid for such Shares. In the event the Company repurchases such Shares, the certificate or certificates evidencing such Shares shall forthwith be delivered to the Company against full payment of the sum of
(i) an amount of money in the form of cash or check equal to the amount, if any, paid by the Optionee in cash or check as payment of the exercise price, and (ii) a number of shares equal to the number of shares, if any, paid by the Optionee as payment of the exercise price, without regard to the then fair market value of such Shares. In the event the Optionee had paid the option exercise price, in whole or in part, in shares, then the Company shall delay such repurchase until six (6) months and ten (10) days from the date the Optionee ceased to provide services to the Company.

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            (b) The certificate or certifcates delivered which evidence Shares acquired upon any exercise of the Option as provided in Paragraph 5 shall bear, in addition to any restrictive legend required by Paragraph 7, a legend summarizing the restrictions set forth in subparagraph (a) of the Paragraph 8.

            (c) In the event of the death or disability of the Optionee, all restrictions set forth in subparagraph (a) of this Paragraph 8 shall terminate forthwith with respect to any and all Shares owned by the Optionee at the date of her death or disability, but neither the termination of such restrictions upon the death of the Optionee nor any lapse of restrictions upon the expiration of any period specified in subparagraph 8(a) hereof shall affect the obligations of the Optionee or her duly appointed executor or administrator or her duly appointed guardian or conservator, as the case may be, to comply with the requirements of Paragraph 7 in connection with any sale or other disposition of any such Shares.

            (d) The Board of Directors shall have the power in its discretion to lessen or eliminate the period of time during which the transfer of the Optionee's Shares is restricted hereunder and/or to eliminate or modify in the Optionee's favor the Company's right to purchase Shares pursuant to this paragraph, whether before or after the Option is exercised hereunder.


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        9.  This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware. Subject to subparagraphs 1(c), 8(a) and 8(c), this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representative, successors or assigns, as the case may be.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                            DATASCOPE CORP.

                                            By: /s/  Murray Pitkowsky
                                                -------------------------------
                                                Murray Pitkowsky
                                                Senior Vice President and
                                                Secretary


                                                /s/  Tracy Moon
                                                -------------------------------
                                                Tracy Moon
                                                Consultant


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